UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2006

PERICOM SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

0-27026	77-0254621
(Commission File Number)	(I.R.S. employer identification No.)

3545 North First Street
San Jose, California 95134
(Address of Principal Executive Office, Including Zip Code)

(408) 435-0800
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant.

On April 18, 2006, the Audit Committee of the Board of Directors of  Pericom Semiconductor  Corporation (the “Company”) engaged Burr, Pilger & Mayer LLP as the Company’s independent registered public accounting firm. The Company has not consulted with Burr, Pilger & Mayer LLP during the last two fiscal years ended June 26, 2004 and July 2, 2005 or during any subsequent interim period preceding this Current Report on: the application of accounting principles to a specified transaction, either completed or proposed; the type of audit opinion that might be rendered on the Company’s consolidated financial statements; or any matter that was either the subject of a “disagreement,” as that term is described in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event,” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On April 18, 2006, the Company issued a press release respecting the engagement by the Company of Burr, Pilger & Mayer LLP as the Company’s independent registered public accounting firm. A copy of that press release is furnished as Exhibit 99.01 to this report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.01 Press Release dated April 18, 2006

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERICOM SEMICONDUCTOR CORPORATION
(Registrant)

Date: April 18, 2006	By:	/s/ Alex Hui

Alex Hui
Chief Executive Officer

	By:	/s/ Angela Chen

Angela Chen
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.01	Press Release dated April 18, 2006.